POWER OF ATTORNEY

THE UNDERSIGNED hereby makes, constitutes and appoints Lisa A. Kraeutler and Nicole Vitullo (each an “Attorney”), with full power of substitution, each a true and lawful attorney-in-fact for the undersigned, in the undersigned’s name, place and stead and on the undersigned’s behalf, to complete, execute and file with the United States Securities and Exchange Commission (the “Commission”), one or more initial statements of beneficial ownership of securities, statements of changes in beneficial ownership of securities,  annual statements of beneficial ownership of securities and/or information statements pursuant to Sections 16(a), 13(d) and 13(g) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, and any other forms, certificates, documents or instruments that the Attorney deems necessary or appropriate in order to comply with the requirements of said Sections 16(a), 13(d) and 13(g) and said rules and regulations.

This Power of Attorney shall remain in effect until a written revocation thereof is filed with the Commission.

Dated:  January 22, 2016

DP VII ASSOCIATES, LP
By:	One Palmer Square Partners VII, LLC, its General Partner
By:	/s/ James C. Blair
James C. Blair, Managing Member